UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 22, 2010
(Date of earliest event reported):	March 16, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-291-2411
Former name or former address, if changed since last Report:  N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act
| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
| |	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2010, the Board of Directors (the “Board”) of Fulton Financial Corporation (“Fulton”), based on the recommendations of the Human Resources Committee (the “HR Committee”) of the Board, approved base salary increases for Fulton’s senior executive officers (the “Executives”).  The increased base salary for each of the Executives, which will be effective April 1, 2010, is listed in the table below.

The HR Committee based its recommendations to the Board for increases to the base salaries for the Executives on its assessment of the performance of each of the Executives, including their performance in relation to their individual performance factors established under Fulton’s Variable Compensation Plan (the “VCP”), an assessment of performance provided by R. Scott Smith, Jr., Fulton’s Chairman and Chief Executive Officer, with respect to E. Philip Wenger and Charles J. Nugent, and by Mr. Wenger, Fulton’s President and Chief Operating Officer, with respect to Mr. Shreiner and Mr. Hill, publicly available compensation information from a group of peer companies, and recommendations provided by Fulton’s outside compensation consultant.

On March 16, 2010, the Board also approved, based on the recommendations of the HR Committee, an award under the VCP for each of the Executives, which is listed in the table below.

In making its recommendations to the Board for awards to the Executives under the VCP, the HR Committee confirmed that Fulton had achieved the designated earnings per share threshold when compared to a performance peer group as selected by the HR Committee. The HR Committee based its individual VCP award recommendations on its assessment of each of the Executives’ overall 2009 performance and their performance in relation to their individual performance factors established under the VCP. The HR Committee determined that each of the Executives had achieved a level of performance in 2009 to qualify for a VCP award at or above their target established under the VCP. Based on the HR Committee’s assessment of each of the Executives’ performance, the HR Committee recommended that Messrs. Smith, Wenger, Nugent, Shreiner and Hill receive VCP awards of $452,433, $153,000, $192,426, $114,450 and $81,720, respectively for 2009 performance.  As a participant in the Capital Purchase Program (the “CPP”), which was authorized under the Emergency Economic Stabilization Act of 2008, Fulton, however, is prohibited from making certain bonus payments to the Executives, including a portion of the VCP awards for 2009.  Because of these prohibitions, approximately 55% of the VCP awards, which relate to performance after June 15, 2009, have been forfeited. The 2009 VCP awards in the table below reflect this forfeiture. Although the CPP does permit Fulton to accrue the remaining portion of the Executives’ 2009 VCP awards, the CPP does not permit Fulton to pay this reduced VCP award to the Executives until such time as Fulton has repaid the CPP funds or the Executive is no longer prohibited from receiving the award.

Officer Name	Title	2010 Base Salary	2009 VCP Awards
R. Scott Smith, Jr.	Chairman and Chief Executive Officer of Fulton Financial Corporation	$813,586	$203,595
E. Philip Wenger	President and Chief Operating Officer of Fulton Financial Corporation	$435,625	$ 68,850
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation	$505,735	$ 86,592
James E. Shreiner	Senior Executive Vice President of Fulton Financial Corporation - Administrative Services	$335,175	$ 51,503
Craig H. Hill	Senior Executive Vice President of Fulton Financial Corporation	$232,675	$ 36,774

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	Fulton Financial Corporation By: /s/ R. Scott Smith, Jr. R. Scott Smith, Jr. Chairman and Chief Executive Officer